Dice Inc.
                                                           tel: (212) 725-6550
Dice Inc.                                                 http://about.dice.com/
--------------------------------------------------------------------------------
For Immediate Release:
October 16, 2002

       DICE INC. REPORTS EBITDA OF $63,000 ON THIRD QUARTER 2002 REVENUES
                                 OF $7.8 MILLION
Launches New Version of Dice.com Recruiting Site with New Features and Tools for
                            Customers and Job Seekers

New York, NY--October 16, 2002--Dice Inc. (NASDAQ: DICE), the leading provider of online recruiting services for technology professionals, today reported results for the quarter ended September 30, 2002.

Quarterly Results
Revenues for the quarter were $7.8 million, a decrease of 7% compared to the $8.4 million recorded in the second quarter of 2002 and a decrease of 40% compared to the year ago quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $63,000 for the quarter, compared to $213,000 in the second quarter of this year and $2.0 million in the third quarter of 2001. In each period, EBITDA excludes the one-time items described below.

In the current quarter, Dice Inc. recorded a net loss of $(2.4) million, or $(0.22) per share, excluding amortization of intangibles of $615,000, one-time charges totaling $3.8 million for the noteholder options purchased in April 2002 and an arbitration award announced in August 2002, and a previously deferred gain of $488,000 on the repurchase of convertible notes. Including amortization, one-time charges, and the net gain, the net loss was $(6.4) million or $(0.58) per share. In the second quarter, the company reported a net loss of $(2.4) million, or $(0.22) per share, excluding amortization of intangibles of $615,000. In the year ago quarter, Dice Inc. recorded a net loss of $(228,000), or $(0.02) per share, excluding amortization of goodwill and intangibles of $4.2 million and a net gain of $5.6 million on the repurchase of convertible notes.

The revenue decrease compared to the prior quarter and to the third quarter of 2001 reflected the impact of a continued weak business environment on demand for technology job postings from customers and the cumulative impact of net decreases in the number of customer accounts over the previous year. The total subscription customer base declined by 7% in the third quarter to approximately 2,600 from approximately 2,800 at June 30, compared to a 24% sequential decline in the year ago quarter, and to a 4% sequential decline in the June 2002 quarter. The new Classified product line, launched in the second half of 2001, has been sold to nearly 1,100 customers since January 1.

Dice continued to tighten its cost structure, while launching the new version of its website and expanding its reach in a broader array of technology disciplines. Cost of revenues and operating expenses (excluding depreciation, amortization and one-time charges) were

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$450,000 less than in the previous quarter and $3.2 million less than a year ago, a year over year reduction of 29%.

Comments from Management
"In September, we launched a new version of our dice.com recruiting website, providing greater access to our tech talent pool as well as new features to our job seekers," said Scot W. Melland, Chairman, President and CEO of Dice Inc. "At the same time, we have broadened our reach into additional areas within the technology sector, and have recently launched DiceDiversity, a new program to help customers attract qualified technology candidates from diverse backgrounds."

"Labor markets have continued to be vulnerable in this period of economic uncertainty," Melland continued. "Even though the business environment is difficult, we are continuing the strategic review process we launched in the spring. While we did not exercise the noteholder options, we continue to actively pursue a full range of strategic alternatives because we believe it is important for our company to create the best long term capital structure for our business and for us to manage our future proactively in this consolidating industry."

Michael P. Durney, Senior Vice President and CFO of Dice Inc., commented further, "We continue to demonstrate the ability to manage the cost structure of the business in difficult markets to maximize our operating profit line. We focus on each and every cost in our business relentlessly. Our cost control has enabled us to generate, once again, positive EBITDA, as well as to invest our capital where it matters most, namely, launching the new version of dice.com.

"We are winning new subscription customers to nearly offset the decline in total customers resulting from reduced hiring needs or rapidly filled jobs. At the same time, we are seeing a steady expansion in our classified customer base - as this product better serves today's more limited hiring needs for many customers. Coupled with the reduced cost structure, we are firmly positioned to reap gains from this greater operating leverage when our customers' hiring needs increase. As further evidence of the continuing trend of stabilization, our deferred revenue has remained above $5 million throughout 2002.

"Our $9 million in cash is more than sufficient to manage through this cyclical trough in the labor markets while servicing the carrying costs on the convertible notes due in 2005," Durney continued.

Dice.com Customer Wins
Dice attracted 670 new and returning subscription customers in the current quarter, compared to 720 last quarter and 620 in the third quarter of 2001, with customer retention rates remaining comparable to the first and second quarters of 2002. New and returning subscription customers during the quarter included Rockwell Collins, Matsushita Avionics Systems, Baxter BioScience, Boeing, and Compaq. In the Classified product line, Dice continued to demonstrate success in broadening its awareness among direct employers, with new and repeat orders booked from a wide range of customers.

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New Site Launch
In September, Dice launched a new version of its website, adding features and functionality designed to give job seekers and customers faster, more efficient tools and more control over their job search or recruiting experience.

The new site provides greater access to a larger and broader tech talent pool, a new and improved look and feel, and a series of features that make the site more useful to both customers and job seekers. A key new customer benefit is the ability to search the database for passive job seekers - candidates who are not actively looking, but willing to consider the right opportunity. This group represents a significant new addition of searchable, unique tech skills, and further enhances the quality of talent Dice provides to its customers. Job seekers can also elect to remain confidential and can take advantage of many job search enhancements - all designed to streamline users' experience with the site.

Cash Flows
--------------------------------------------------------------------------------
Cash Flow Components                                    Quarterly Comparison
(unaudited, $ in thousands)
--------------------------------------------------------------------------------
                                                       Q3 02             Q3 01
--------------------------------------------------------------------------------
EBITDA(1)                                              $63               $2,027
Payments of accrued restructuring costs                 --                 (904)
Capital expenditures                                  (729)              (1,599)
Interest payment (semi-annual)                      (2,430)              (2,843)
Repurchase of Notes                                     --               (2,982)
Working capital and other, net                        (568)                (240)
Net Change in Cash and Marketable Securities       $(3,664)             $(6,541)

(1) EBITDA is calculated by adding back interest, taxes, depreciation and amortization, restructuring and one-time charges, net, write-off of noteholder options, and gain on repurchase of convertible notes, net, to net income (loss) before change in accounting principle; see full description in the attached Consolidated Statements of Operations.


Capital expenditures totaled $729,000 for the three months ended September 30, 2002, the majority of which was related to development of and hardware purchases for the new version of the dice.com website launched this quarter.

Other Items during the Quarter
During the quarter, Dice recorded a $1.0 million charge for the arbitration award announced in August 2002 relating to the purchase of certain websites by EarthWeb Inc. (now known as Dice Inc.) in 1999 from Mr. Scott Wainner. Dice has not made any payment on this award, and is seeking to recover that amount from Jupitermedia Corporation (formerly known as INT Media and internet.com) under the terms of the Asset Purchase Agreement of December 2000 pursuant to which Jupitermedia acquired these websites from the company. The probability of recovery is not determinable, and thus the entire amount of the award was recorded as an expense in the third quarter. The company also recorded a previously deferred gain of $488,000 (net of deferred financing costs) from the repurchase of $1.76 million in convertible subordinated notes for $1.24 million in cash in April 2002 and a charge of $2.8 million

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reflecting the cost of the option agreements with three bondholders announced in
April 2002, as the options were not exercised prior to their expiration on October 3, 2002.

The company recorded a charge related to the early termination of a portion of its lease in Des Moines, which will be paid during 2003 through 2007, and a charge for severance, which will be paid in the fourth quarter of 2002. These and other small items were partially offset by the favorable resolution of outstanding liabilities from the content business and the reversal of a portion of the accruals for year-end bonuses recorded earlier in 2002. The net expense from these items was $175,000, which is included in EBITDA.

Selected Performance Data

--------------------------------------------------------------------------------------------------------------
Quarterly Results
(unaudited, $ in thousands)
-------------------------------------------- ------------- ------------- ------------ ------------- ----------
                                                    Q3 02         Q2 02        Q1 02         Q4 01      Q3 01
-------------------------------------------- ------------- ------------- ------------ ------------- ----------
Total revenues                                     $7,823        $8,422       $9,085       $10,656    $13,019
Dice.com revenues                                  $6,962        $7,355       $8,136        $9,341    $11,614
MeasureUp revenues                                   $861        $1,067         $949        $1,315     $1,405
Gross margin                                          89%           90%          90%           89%        91%
Sales & marketing exp. (% of Rev.)                    56%           58%          57%           46%        46%
EBITDA(1)                                             $63          $213         $143          $857     $2,027

Cash balance (end of period)(2)                    $9,036       $12,700      $20,861       $24,833    $25,215
Total subscription customer accounts(3)             2,600         2,800        2,900         3,000      3,900
Classified accounts sold(4)                           460           420          400           240        230


(1) EBITDA is calculated by adding back interest, taxes, depreciation and amortization, restructuring and one-time charges, net, write-off of noteholder options, and gain on repurchase of convertible notes, net, to net income (loss) before change in accounting principle; see full description in the attached Consolidated Statements of Operations.
(2)   Includes marketable securities.
(3) Total period-end customer accounts at dice.com, previously reported separately as member and enterprise customer accounts.
(4)   Number of customers purchasing classified job postings during the quarter.

Current Business Outlook
Many external economic indicators have continued to show weakness in the labor markets and corporate spending overall. Dice currently anticipates that revenues for the fourth quarter of 2002 will be $7.1 to $7.3 million, with an EBITDA loss of $(0.5) to $(0.7) million and a net loss of $(3.3) to $(3.5) million, or $(0.30) to $(0.32) per share, excluding amortization of intangibles of $615,000. The company's cash balance is anticipated to be $8.0 to $8.5 million at the end of December, excluding the impact of any payment related to the Wainner arbitration award.

NASDAQ Notification
Dice received a NASDAQ Staff Determination on October 8, 2002, indicating that the Company fails to comply with the $3.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(b)(4) and that its common stock is, therefore, subject to delisting from the NASDAQ National Market. On October 15, 2002, the company requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination.

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There can be no assurance that the Panel will grant the Company's request for continued listing. Throughout the review process, Dice's common stock will continue to be listed on the NASDAQ National Market.

Conference Call Information
Today's earnings conference call at 11:00 a.m. Eastern Time will be webcast live via Dice's Investor Relations website http://about.dice.com (click on "Live Webcast"), PRNewswire (http://www.firstcallevents.com/service/ ajwz366454116gf12.html) and Street Events (www.streetevents.com, subscribers only). An audio replay of the call will be available for 30 days at 1-800-428-6051, passcode: 263060, shortly after the call and webcast are completed.

About Dice Inc.
Dice Inc. (Nasdaq: DICE, http://about.dice.com) is the leading provider of online recruiting services for technology professionals. Dice Inc. provides services to hire, train and retain technology professionals through dice.com, the leading online technology-focused job board, as ranked by Media Metrix and IDC, and MeasureUp, a leading provider of assessment and preparation products for technology professional certifications.

Corporate Profile
Dice Inc.'s corporate profile can be viewed by clicking on Investor Relations at http://about.dice.com.

This press release contains forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release is current only as of the date of publication, and Dice Inc. disclaims any obligation to update this information, except as required by law.

Company Contact Information                        Media Contact Information
Michael P. Durney                                  Claudine Cornelis
Senior Vice President, Finance and                 Stephanie Sampiere
Chief Financial Officer                            FD Morgen-Walke
                                                   tel: 212-850-5600
Constance Melrose
Vice President, Treasury and Investor Relations    Investor Relations Contact
                                                     Information
Dice Inc.                                          Richard Schineller
ir@dice.com                                        3rd Millennium
tel: 212-725-6550                                  rich@3rd-mm.com
                                                   tel: 973-244-7800, ext. 1711

                           Financial Tables to Follow




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

                                                               Dice Inc.
                                            Condensed Consolidated Statements of Operations
                                               (in thousands, except per share amounts)
                                                              (unaudited)


                                                             Three Months Ended               Nine Months Ended
                                                                September 30,                   September 30,
                                                      ---------------------------------- -----------------------------
                                                           2002              2001             2002           2001
                                                      ---------------- ----------------- ---------------- ------------
Revenues                                                   $7,823        $13,019           $25,330        $45,641
Cost of revenues                                              871          1,157             2,646          3,855
                                                          -------       --------          --------        -------
Gross profit                                                6,952         11,862            22,684         41,786
                                                          -------       --------          --------        -------
Operating expenses:
  Product development                                         461          1,128             1,587          3,797
  Sales and marketing                                       4,346          5,938            14,343         23,656
  General and administrative                                2,082          2,769             6,335          8,121
  Depreciation                                              1,197          1,000             3,719          2,736
  Amortization                                                615          4,223             1,942         12,241
  Restructuring and one-time charges, net                   1,025             --             1,025            270
                                                          -------       --------          --------        -------
     Total operating expenses                               9,726         15,058            28,951         50,821
                                                          -------       --------          --------        -------
Loss from operations                                       (2,774)        (3,196)           (6,267)        (9,035)
Gain on repurchase of convertible notes, net (1)              488          5,609               488          5,609
Write-off of noteholder options                            (2,821)            --            (2,821)            --
Interest and other income (expense), net                   (1,303)        (1,255)           (3,816)        (3,471)
                                                          -------       --------          --------        -------
Net income (loss) before change in accounting principle    (6,410)         1,158           (12,416)        (6,897)
  Cumulative effect of change in accounting principle          --             --            (6,418)            --
                                                          -------       --------          --------        -------

Net income (loss)                                         $(6,410)       $ 1,158          $(18,834)       $(6,897)
                                                          =======       ========          ========        =======
Net income (loss) per share before change in
  accounting principle                                    $ (0.58)       $  0.11          $  (1.14)       $ (0.66)
  Cumulative effect per share of change in accounting
    principle                                                  --             --             (0.59)            --
                                                          -------       --------          --------        -------

Basic and diluted net income (loss) per share             $ (0.58)       $  0.11          $  (1.73)       $ (0.66)
                                                          =======       ========          ========        =======
Weighted average shares of common stock outstanding        11,035         10,593            10,913         10,497
                                                          =======       ========          ========        =======
Supplemental Financial Data:
EBITDA (2)                                                $    63        $ 2,027           $   419        $ 6,212
                                                          =======       ========          ========        =======
Net income (loss) excluding amortization and
 one-time charges (3)                                     $(2,437)       $  (228)          $(7,116)       $     5
                                                          =======       ========          ========        =======
Net income (loss) per share excluding amortization
 and one-time charges (4)                                 $(0.22)        $(0.02)          $ (0.65)       $  0.00
                                                          =======       ========          ========        =======


1) The Company early adopted FAS 145 and has reclassified the gain recorded in 2001.
2) EBITDA is calculated by adding back interest, taxes, depreciation and amortization, restructuring and one-time charges, net, write-off of noteholder options, and gain on repurchase of convertible notes, net, to net income (loss) before change in accounting principle. EBITDA should not be considered an alternative to operating income (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of the Company's liquidity.
3) Calculated by adding back amortization, restructuring and one-time charges, net, write-off of noteholder options, and gain on repurchase of convertible notes, net, to net income (loss) before change in accounting principle. It is not intended to reflect our actual net income (loss) per share, cash flows from operations or net cash flows, as determined under generally accepted accounting principles and reported in our periodic quarterly filing with the Securities and Exchange Commission.
4) Calculated by dividing net income (loss) excluding amortization and one-time charges by the weighted average shares of common stock outstanding for the respective periods.

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                                    Dice Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)



                                                     September 30,  December 31,
                                                        2002            2001
                                                     -------------  ------------
ASSETS:

Current assets:

  Cash and cash equivalents                              $ 6,034     $ 20,225
  Marketable securities                                    3,002        4,608
                                                         -------     --------
    Total cash and marketable securities                   9,036       24,833


  Accounts receivable, net                                 1,702        2,708
  Prepaid expenses and other current assets                2,857        3,872
                                                        --------     --------
    Total current assets                                  13,595       31,413

Fixed assets, net                                          8,997        9,993
Intangible assets, net                                     3,280        5,222
Goodwill                                                  16,605       23,023
Restricted cash                                            1,057        1,057
Other assets, net                                          1,350        2,295
                                                        --------     --------
    Total assets                                        $ 44,884     $ 73,003
                                                        ========     ========
LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY:

Current liabilities:

  Accounts payable and accrued expenses                  $ 4,874      $ 6,457
  Accrued interest                                           908        2,178
  Deferred revenue                                         5,053        5,506
  Amounts due under acquisition agreements                    --        4,000
  Leases and notes payable                                   858        1,237
                                                        --------     --------
    Total current liabilities                             11,693       19,378

Long term debt                                            69,434       71,200
Leases payable                                               509          793
Other liabilities                                            845          815
Commitments and contingencies                                 --           --

Total stockholders' (deficit) equity                     (37,597)     (19,183)
                                                        --------     --------
    Total liabilities & stockholders' (deficit)
     equity                                             $ 44,884     $ 73,003
                                                        ========     ========


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